Exhibit 99.1

SMT Holding Corp. and Subsidiaries
Consolidated Financial Statements
December 31, 2010

SMT Holding Corp. and Subsidiaries
Index
December 31, 2010

Report of Independent Registered Public Accounting Firm
To the Board of Directors of SMT Holding Corp.
In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of SMT Holding Corp. and its subsidiaries at December 31, 2010 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
May 6, 2011

PricewaterhouseCoopers LLP, 1201 Louisiana, Suite 2900, Houston, TX 77002-5678
T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us

SMT Holding Corp. and Subsidiaries
Consolidated Balance Sheet
December 31, 2010

Assets
Current assets
Cash and cash equivalents	$5,423,066
Accounts receivable, net	7,943,420
Prepaid and other current assets	1,376,193
Income tax receivable	3,997,968
Deferred tax assets	1,200,429
Total current assets	19,941,076
Fixed assets, net	2,144,036
Goodwill	84,331,753
Intangible assets, net	26,849,079
Deferred tax assets	59,273
Other assets, net	2,127,208
Total assets	$135,452,425
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$4,285,084
Accrued payroll and other related liabilities	2,438,714
Unearned revenue	15,944,380
Current portion of long-term debt	4,250,000
Deferred tax liabilities	68,610
Income tax payable	352,498
Total current liabilities	27,339,286
Deferred tax liabilities	9,397,178
Long-term debt	80,750,000
Other long-term liabilities	1,212,147
Commitments and contingencies (Note 8)
Stockholders' equity
Common stock: $.0001 par value; 30,000,000 shares authorized, 20,080,114 and 20,000,000 shares issued and outstanding, respectively	2,008
Additional paid-in capital	112,616,119
Accumulated other comprehensive income	110,332
Accumulated deficit	(95,974,645)
Total stockholders' equity	16,753,814
Total liabilities and stockholders' equity	$135,452,425

The accompanying notes are an integral part of these consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Consolidated Statement of Income
Year Ended December 31, 2010

Revenues
Software license revenue	$29,640,341
Maintenance revenue	27,509,030
Other service revenue	2,490,402
Total revenues	59,639,773
Cost of revenues	15,372,687
Gross profit	44,267,086
Selling, general and administrative expenses	32,920,986
Income from operations	11,346,100
Interest expense	(1,791,638)
Interest income	36,685
Other expense, net	63,566
Income before income taxes	9,654,713
Expense from income taxes	2,582,919
Net income	$7,071,794

The accompanying notes are an integral part of these consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
Year Ended December 31, 2010

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

Balance, December 31, 2009	20,084,114	$2,008	$109,396,148	$38,333	$(27,660,567)	$81,775,922
Share based compensation			1,016,342			1,016,342
Exercised stock options	540		2,525			2,525
Dividends					(75,385,872)	(75,385,872)
Tax benefit from dividend paid			2,201,104			2,201,104
Comprehensive income:
Translation adjustments				71,999		71,999
Net income					7,071,794	7,071,794
Total comprehensive income	—	—	—	71,999	7,071,794	7,143,793
Balance, December 31, 2010	20,084,654	$2,008	$112,616,119	$110,332	$(95,974,645)	$16,753,814

The accompanying notes are an integral part of these consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Consolidated Statement of Cash Flows
Year Ended December 31, 2010

Cash flow from operating activities
Net income	$7,071,794
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	1,167,390
Amortization of intangibles	12,388,375
Amortization of deferred financing costs	600,322
Provision for doubtful accounts	266,001
Deferred income taxes	(4,515,121)
Share based compensation	1,016,342
Changes in operating assets and liabilities
Accounts receivable	(2,436,631)
Prepaid and other current assets	272,510
Income tax receivable/payable	(3,905,653)
Accounts payable and other liabilities	1,113,428
Unearned revenue	2,553,392
Net cash provided by operating activities	15,592,149
Cash flows from investing activities
Purchases of fixed assets	(1,146,954)
Net cash used in investing activities	(1,146,954)
Cash flows from financing activities
Principal payments on long-term debt	(30,192,991)
Borrowings on term debt	85,000,000
Deferred loan costs	(2,590,344)
Proceeds from issuance of common stock	2,525
Dividends paid	(73,387,072)
Tax benefit from dividend paid	2,201,104
Net cash used in financing activities	(18,966,778)
Effect of exchange rate changes on cash and
cash equivalents	67,216
Net decrease in cash and cash equivalents	(4,454,367)
Cash and cash equivalents
Beginning of period	9,877,433
End of period	$5,423,066
Supplemental cash flow information
Income tax payments	$8,783,023
Interest paid	1,791,638

The accompanying notes are an integral part of these consolidated financial statements.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

1.	Description of Business and Summary of Significant Accounting Policies
Description of Business
SMT Holding Corp. (the “Company”), a Delaware corporation, is a privately owned geoscience computer software company with its principal office in Houston, Texas.

The core business of the Company is the development and maintenance of PC-based exploration and reservoir management software. Some of the products and services that the Company provides include:

2d/3dPAK	RSA
EarthPAK	SynPAK	Colored Inversion
VuPAK	TracePAK	VelPAK
AVOPAK	ModPAK	Training
KINGDOM	Advanced	Consulting and other Services
The Company also operates in Asia, Europe, Russia, Brazil, Dubai, and Canada. The Company is subject to risks generally associated with international operations, including currency, political and other related risks. Further, the foreign subsidiaries are also subject to the risks of compliance with additional laws and regulations, as well as the risk that the Company may not be able to transfer cash balances to the United States and may be unable to transfer cash balances at favorable terms.  Revenues and receivables recorded and collected by foreign subsidiaries were immaterial to the Company’s consolidated amounts for the year ended December 31, 2010.

Principles of Consolidation and Basis of Financial Statement Presentation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Revenue Recognition
The Company derives substantially all of its revenues from sales of software products and maintenance contracts. Software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, collection is probable and vendor-specific objective evidence (“VSOE”) of the fair value of undelivered elements exists. As substantially all of the Company’s software licenses are sold in multiple-element arrangements that include either maintenance or both maintenance and professional services, the Company uses the residual method to determine the amount of license revenue to be recognized. Under the residual method, consideration is allocated to undelivered elements based upon VSOE of the fair value of those elements, with the residual of the arrangement fee allocated to and recognized as license revenue. The Company has established VSOE of the fair value of maintenance through independent maintenance renewals, which demonstrate a consistent relationship of pricing maintenance as a percentage of the discounted or undiscounted license list price. VSOE of the fair value of professional services is established based on daily rates when sold on a stand-alone basis.

After customer acceptance of the contract, maintenance revenue is recognized ratably over the term of the maintenance arrangements, which primarily range from one to three years.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

Professional services revenue, which is included in other revenue in the accompanying statements of income, principally relates to implementation, integration and training services associated with the Company’s products. This revenue is derived under both time-and-material and fixed fee arrangements and in most instances is recognized on a proportional performance basis. Services that are sold in connection with software license arrangements qualify for separate accounting from the license elements because they do not involve significant production, modification, or customization of the Company’s software products and are not otherwise considered to be essential to the functionality of such products.

Revenue from license and maintenance transactions that are financed are generally recognized in the same manner as those requiring current payment, as the Company has a history of offering comparable installment contracts to comparable customers and successfully enforcing original payment terms without making concessions. In arrangements where the fees are not considered to be fixed or determinable, the Company recognizes revenue when payments become due under the arrangement. If the Company determines that a transaction is not probable of collection, the Company does not recognize revenue in excess of the amount of cash received.

The Company is required to charge certain taxes on its revenue transactions. These amounts are not included in revenue. Instead, the Company records a liability when the amounts are collected and relieves the liability when payments are made to the applicable government agency.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original or remaining maturities at the time of purchase of three months or less to be included in cash and cash equivalents. Cash balances of approximately $0.4 million are held in foreign banks as of December 31, 2010.

At December 31, 2010, the Company had $5.0 million of its $5.4 million in cash and cash equivalents at two financial institutions. This balance, and cash balances maintained at other financial institutions, exceeds Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not historically experienced any losses in such accounts.

Accounts Receivable
The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable. When specific amounts are determined to be uncollectible, they are either charged to the allowance or written off from accounts receivable. Management determines the collectibility of accounts receivable based on a detailed periodic account review, past experience and knowledge of individual customers. As of December 31, 2010 the allowance was approximately $374,000.

Fixed Assets
Property and equipment are stated at cost. Maintenance and repairs that do not extend the life of assets are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized. Depreciation expense is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation of capital assets is calculated using the straight-line method using the following estimated useful lives:

Office machines	3 years
Software	3 years
Furniture and fixtures	5 years

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

The Company reviews its property and equipment for impairment upon the occurrence of certain events or circumstances that indicate the related amounts may be impaired. During the year ended December 31, 2010, no impairment was recorded for any assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Deferred Financing Costs
Costs directly incurred in obtaining long-term financing are deferred and are amortized over the term of the debt. Amortization of deferred financing costs is included in interest expense in the accompanying consolidated statement of income and totaled approximately $600,300 for the year ended December 31, 2010. Included in 2010 expense is $575,232 of deferred financing costs related to the retirement of the Company’s previous Term Loan and Revolver.

Capitalized Software Development Costs
Costs incurred in connection with the development of external-use software products are accounted for in accordance with applicable accounting guidance on accounting for the costs of computer software to be sold, leased or otherwise marketed. Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. The Company's software has historically been available for general release concurrent with the establishment of technological feasibility and, accordingly, no external-use software development costs have been capitalized as of December 31, 2010.

Internal-Use Software and Website Development Costs
The Company capitalizes internal-use system conversion software and website development costs in accordance with applicable accounting guidance on accounting for the costs of computer software developed or obtained for internal use, as well as applicable guidance on accounting for website development costs. These standards require that certain costs related to the development or purchase of internal-use software and systems as well as the costs incurred in the application development stage related to its website be capitalized and amortized over the estimated useful life of the software or system. This guidance also requires that costs related to the preliminary project stage, data conversion and post implementation/operation stage of an internal-use software development project be expensed as incurred.

During the year ended December 31, 2010, the Company capitalized approximately $263,000 of costs associated with its internal-use system conversion software development, none of which has been expensed. During the year ended December 31, 2010 the Company did not capitalize any costs associated with its website development. During 2010, approximately $38,000 of amortization expense was related to costs previously capitalized.

Intangible Assets
Identifiable intangible assets are amortized utilizing the straight line method over their estimated lives. Amortization lives of intangible assets are based on management's estimate of the period to be benefited. These assets are tested for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

Goodwill and Indefinite-lived Intangible Assets
Goodwill represents the excess of the purchase price of purchased businesses over the estimated fair value of the acquired businesses' net assets. Goodwill is not deductible for tax purposes. Goodwill and intangible assets with indefinite-lives are not amortized, but are reviewed annually for impairment. The Company reviews the carrying value of goodwill and other long-lived assets annually to determine whether an impairment has occurred from the date of relevant acquisition. The Company has elected to make December 31 the annual impairment assessment date and will perform additional impairment tests if a change in circumstances occurs that would more likely than not reduce the fair value of the long-lived assets below their carrying amount. The Company did not record any impairment charges for the year ended December 31, 2010.

Revision of Previously Issued Financial Statements
The Company revised its December 31, 2010 balance sheet for the correction of errors identified in its income tax receivable and additional paid-in-capital accounts related to an unrecognized tax benefit associated with dividends paid to employee option holders. The impact is an understatement of both income taxes receivable and additional paid-in-capital at December 31, 2010 of $2.2 million from previously reported amounts. Management of the Company evaluated the impact of this error and concluded that it is not material. Accordingly, management has revised its previously issued financial statements to reflect this correction.

Share Based Employee Compensation
The Company has a share based compensation plan for its employees, directors, and consultants of the Company and its subsidiaries. The Company applies the fair value method of accounting for its share based compensation plan prescribed under applicable guidance on accounting for stock based compensation. Compensation expense is recorded for the fair value of the stock options, and is recognized over the period of the underlying security’s vesting schedule. Consideration paid on the exercise of stock options is credited to share capital and additional paid-in capital. The fair value of each stock option award on the applicable grant dates was estimated using the Black-Scholes pricing model. The expected term of stock options represents the period the stock options are expected to remain outstanding and is based on the simplified method which is the weighted average vesting term plus the original contractual term divided by two.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets when it is more likely than not that the assets will not be realized.

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under applicable accounting guidance on disclosure about fair value of financial instruments approximates the carrying amounts represented in the accompanying consolidated balance sheets.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising
The Company expenses the cost of advertising as incurred. Advertising expense was approximately $800,000 for the year ended December 31, 2010.

Research and Development Costs
The Company expenses the cost of research and development as incurred. Research and development expense was approximately $1 million for the year ended December 31, 2010, which is included in selling, general and administrative expenses in the accompanying consolidated statement of income.

Accumulated Other Comprehensive Income and Foreign Currency Translation
The functional currency of the Company's foreign subsidiaries is the local currency. Assets and liabilities denominated in foreign currencies are translated using the exchange rate on the balance sheet dates. Revenues and expenses are translated using monthly average exchange rates prevailing during the year. The translation adjustments resulting from this process are included as a separate component of stockholders' equity in accumulated other comprehensive income in the accompanying consolidated balance sheets. Translation adjustments are the only component of the Company's other comprehensive income.

Transactions denominated in a currency other than the entity's functional currency are translated at the transaction date rates of exchange. Any related transaction gains or losses are reported in other income.

2.	Intangible Assets

Intangible assets are amortized utilizing the straight line method over their estimated lives. The intangible asset, "Technology–current", is amortized over the higher of the straight-line method or the consumption method each year. Intangible assets at December 31, 2010 consisted of the following:

	Cost	Accumulated Amortization	Net	Estimated Life

Technology–current	$45,349,000	$(32,743,944)	$12,605,056	5 years
Technology–in-process research and development	554,000	(554,000)	—	0 years
Trade name	1,011,000	(712,755)	298,245	5 years
Customer relationships–contractual	10,846,000	(4,779,019)	6,066,981	8 years
Customer relationships–noncontractual	14,085,000	(6,206,203)	7,878,797	8 years
Total intangible assets	$71,845,000	$(44,995,921)	$26,849,079

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

The weighted average remaining life of intangible assets at December 31, 2010 is 3.0 years. Amortization expense related to Technology–current of approximately $9,070,000 is included in cost of revenues in the accompanying consolidated statement of income for the year ended December 31, 2010. The remaining $3,318,575 in amortization expense is included in selling, general and administrative expenses in the accompanying consolidated statement of income.

Amortization expense for the next five years is projected to be:

2011	$12,388,375
2012	6,747,676
2013	3,116,375
2014	3,116,375
2015	1,480,278

3.	Fixed Assets

Fixed assets consisted of the following at December 31, 2010:

Office machines	$3,433,283
Software	3,287,574
Furniture and fixtures	684,498
7,405,355
Less: Accumulated depreciation	(5,261,319)
$2,144,036

Depreciation expense was $1,167,390 for the year ended December 31, 2010.

4.	Income Taxes
Sources of earnings before income taxes are summarized below:

Domestic operations	$8,653,570
Foreign operations	1,001,142
$9,654,712

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

The Company’s provision (benefit) for income taxes consisted of the following:

Current provision (benefit)
Federal	$7,391,691
State	(340,760)
Foreign	47,109
7,098,040
Deferred provision (benefit)
Federal	(4,618,952)
State	—
Foreign	103,831
(4,515,121)
Income tax expense (benefit)	$2,582,919

The differences between the U.S. federal statutory income tax rate and the Company’s effective income tax rate relate primarily to the effects of the amortization of intangibles, state taxes, foreign taxes, and research and development credits. Following is a summary of the significant components of the Company’s deferred tax assets and liabilities at December 31, 2010:

Deferred income tax assets
Accounts payable and accrued expenses	$138,008
Fixed assets	52,186
Share based compensation	1,069,508
1,259,702
Deferred income tax liabilities
Intangible assets	(9,397,178)
Other	(68,610)
(9,465,788)
Net deferred income tax asset (liability)	$(8,206,086)

Management has not asserted that foreign earnings are permanently reinvested. Accordingly, all undistributed earnings of foreign subsidiaries are deemed repatriated.

Management believes that adequate provisions for income taxes have been reflected in the financial statements and is not aware of any significant exposure items that have not been reflected in the financial statements. Amounts considered probable of settlement within one year have been included within the accrued expenses and income taxes payable in the accompanying consolidated balance sheets.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

5.	Retirement Plan

The Company provides a savings and profit sharing plan (the "401K Plan") under Section 401(k) of the Internal Revenue Code to eligible employees. In order to participate, an employee must have completed one month of service. Employee vesting in the 401K Plan is dependent on years of service. The 401K Plan allows a participant to make pre-tax contributions up to the maximum allowable percentage of eligible earnings under IRS guidelines. In addition, the Company has an option to match up to 3% of an employee's salary up to the maximum amount allowed by law and can make an additional contribution for the Plan year. The Company recorded approximately $340,000 of expense related to the employer’s contributions for the year ended December 31, 2010.

6.	Business and Credit Concentrations

For the year ended December 31, 2010, no individual customer accounted for greater than 2% of consolidated revenues. As of December 31, 2010, the Company had no receivables greater than 3% of consolidated accounts receivable, net.

Although its sales are primarily in the United States, the Company sells its products worldwide. Sales to customers in the United Kingdom were approximately 11% of total revenues for the year ended December 31, 2010. No other foreign country accounted for more than 10% of consolidated revenues.

7.	Share Based Compensation

The Company instituted a share based compensation plan (“the Incentive Plan”) for certain of its employees on August 8, 2007. The Incentive Plan allows for grants of shares, options and other share based awards to employees. 2,822,222 shares are available for issuance under the Incentive Plan. Options granted have an exercise period of ten years from the date of grant, vest over four years and are dependent upon continued employment with the Company. No options have expired as of December 31, 2010. A total of 574,894 options vested in 2010.

The following is a summary of the Company's option activity for the year ended December 31, 2010:

	Number of Shares	Weighted Average
	Under Option	Exercise Price
Outstanding, December 31, 2009	2,325,930	$5.19
Granted	268,980	5.35
Forfeited	(48,620)	5.05
Outstanding, December 31, 2010	2,546,290	$5.21

At December 31, 2010, future share based compensation expense related to these options is expected to be recognized over a weighted-average period of 1.7 years.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

The Company recorded share based compensation expense of approximately $1,016,000 in selling, general and administrative expense or cost of revenues in the accompanying statement of income for the year ended December 31, 2010. At the grant date, the fair value of the options under the Incentive Plan was estimated using the Black-Scholes pricing model with the following inputs:

Risk-free interest rate	1.54% to 2.98%
Expected term (in years)	6.25
Expected stock volatility	51.00%
Expected dividend yield	0.00%

The volatility calculation is based on a lookback average volatility of a representative sample of six companies that management believes to be engaged in the business of software sales and maintenance (the "Sample Companies"). Because the Company does not have a trading history, the Company estimated the potential volatility of its common stock price when performed, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. The risk-free interest rate is determined based upon the average interest rate of U.S. Treasury Notes with average term equal to the expected life of the option at the time the option was granted. The expected term represents the period of time the awards granted are expected to be outstanding. Under applicable accounting guidance on stock based compensation, the Company has recorded an estimate for forfeitures of awards of stock grants. This estimate will be adjusted as actual forfeitures differ from the estimate. As of December 31, 2010, there was $1.2 million of total unrecognized compensation cost related to options.

8.	Commitments and Contingencies
Leases
The Company leases office space in its various locations which are accounted for as operating leases. Rent expense related to operating leases amounted to approximately $948,000 for the year ended December 31, 2010. The minimum rental commitments under noncancelable operating leases, with lease terms in excess of one year subsequent to December 31, 2010, are as follows:

Years ending December 31,
2011	$750,247
2012	315,252
2013	—
2014	—
2015	—
$1,065,499

Litigation
The Company is periodically involved in various claims and other actions arising in the ordinary course of business. Management is not aware of any asserted or unasserted claims that will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

9.	Financing Arrangements and Long-Term Debt
On December 13, 2010 the Company retired its previous Term Loan and Revolver, and signed a new agreement (the "Credit Agreement") with a bank that provided Term Loan A for $30 million and Term Loan B for $55 million (collectively the "Term Loans") and access to a $5 million credit revolver (“Revolver”). The Term Loans and the Revolver mature on December 13, 2015. There is zero outstanding on the Revolver as of December 31, 2010. Payments of principal of $750,000 for Term Loan A and $312,500 for Term Loan B are due at each quarter-end. Effective 2012 additional mandatory principal repayments are required based on: 1) a percentage of excess cash flows, as defined, 2) net cash proceeds from sales or dispositions of assets, as defined, and 3) the net proceeds from the issuance of debt obligations of the Company.
The Company may select whether interest accrues at variable rates based on adjusted LIBOR, as defined, plus 4.25% or 4.5% for Term Loan A and 4.75% or 5.0% for Term Loan B or a prime rate-based alternate base rate (“ABR”) plus 3.25% or 3.5% for Term Loan A and 3.75% or 4.0 % for Term Loan B, as defined. The agreement specifies LIBOR and ABR interest rate floors of 1.75%. Rates can be elected every 30, 60, 90 or 180 days at the Company's option. At December 31, 2010, the interest rate options selected had rates of 6.75% for Term Loan A and 7.25% for Term Loan B, respectively. The Company capitalized deferred financing costs totaling $2,590,000 associated with the Term Loans and revolving credit agreements. These costs are being amortized to interest expense through December 2015.
The Credit Agreement provides that any outstanding amounts are collateralized by substantially all of the Company's assets. In addition to various affirmative and negative covenants, the agreement carries certain financial covenants including maintenance of a specified total leverage ratio and a minimum fixed charge coverage ratio.
Maturities of the Term Loan as of December 31, 2010 are summarized as follows:

2011	$4,250,000
2012	4,250,000
2013	4,250,000
2014	4,250,000
2015	68,000,000
Total principal payments	85,000,000
Less: Current portion	4,250,000
Long-term portion	$80,750,000

SMT Holding Corp. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2010

10.	Related Party Transactions

For the year ended December 31, 2010 one of the former owners of the Company was a consultant to the Company. The Company paid the former owner approximately $24,000 for his services and other expenses. As of December 31, 2010, $337,500 is payable to the former owner under the terms of the Merger Agreement.

11.	Shareholders’ Equity

On December 16, 2010, the Company declared a dividend totaling $75,385,872 to all shareholders and option holders of record as of December 16, 2010. $73,025,677 was paid on December 16, 2010, and the remainder is scheduled to be paid quarterly upon vesting under the terms of the option agreement.

Dividends declared of $2,803,281 are unpaid at December 31, 2010. Of this amount, $1,996,170 is included in accounts payable and accrued liabilities, with the remaining $807,111 included in other long-term liabilities.

12.	Subsequent Events

On August 11, 2011 IHS Inc. (“IHS”), through one of its subsidiaries purchased all of the outstanding equity interests of SMT Holding Corp. IHS is a global information company.

Subsequent events have been evaluated for recognition and disclosure through May 6, 2011, which is the date the consolidated financial statements were issued, and no such events require disclosure.